Exhibit 2(ii)

                                   CERTIFICATE
                                       OF
                              AMENDMENT OF ARTICLES
                                       OF
                                  INCORPORATION
                                       FOR
                          CONCEPTUAL TECHNOLOGIES, INC.
                              A Nevada Corporation
                            (After Issuance of Stock)

         We, the undersigned, David Lehmburg, President, and Vicki Williams, Secretary, of CONCEPTUAL TECHNOLOGIES, INC. (the "Corporation"), a Nevada Corporation, do hereby certify:

         That pursuant to a resolution of the Board of Directors of the Corporation adopted by a Unanimous Written Consent, dated July 31, 1997, the original Articles of Incorporation of the Corporation are hereby amended as follows:

(6)      Article I is hereby amended to read as follows:




                                   "ARTICLE I

                                     CAPITAL

         (1) The Corporation shall have authority to issue Fifty Million (50,000,000) common shares, one mil ($.001) par value. There shall be only one class of authorized shares, to wit: common voting stock. The common stock shall have unlimited voting rights provided in the Nevada Business Corporation Act.
         (2) None of the shares of the Corporation shall carry with them the pre-emptive right to acquire additional or other shares of the Corporation. There shall be no cumulative voting of shares.

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



         (3) Of the 50,000,000 authorized shares of common stock, 2,000,000 are issued and outstanding on July 31, 1997. It is the decision of the Board of Directors of the Corporation to reverse split the outstanding common stock on a basis of 1 for 14, with the rounding up of each fractional share resulting from the reverse split to a whole share, reducing the
                  2,000,000 outstanding shares of common stock to 142,858, and retaining the authorized shares of common stock at 50,000,000 and the par value at one mil ($.001) per share, with appropriate adjustments being made in the additional paid-in capital and stated capital accounts of the Corporation.
         (4) Before the change described in paragraph 3, the current number of authorized shares of the Corporation's common stock was 50,000,000, and the par value of each of those shares was one mil ($.001).
         (5)      After  the  change  described  in  paragraph  3 the  number of authorized shares of the Corporation's common stock is 50,000,000, and the par value of each of those shares is one mil ($.001).
         (6) All of the outstanding 2,000,000 shares of the Corporation's common stock outstanding before the change described in paragraph 3 have been affected by the change by being reduced on a basis of 1 for 14, with the rounding up of each fractional share resulting from the change to a whole share, so that, after the change, there are 142, 858 shares of the Corporation's common stock outstanding.
         (7) Each fractional share resulting from the change described in paragraph 3 has been rounded up to a whole share.
         (8)      This amendment is made pursuant to the N.R.S. 78.383.

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



         (9) Pursuant to N.R.S. 78.390 this amendment and the change described in paragraph 3 shall become affective upon the filing of this certificate with the Secretary of State of Nevada."

         The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 2,000,000. The said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

         This Certificate consists of four (4) pages, of which this is page 3 and the following page, containing the notarial acknowledgment is the last.


                                           ------------------------
                                           David Lehmburg, President


                                           ------------------------
                                           Vicki Williams, Secretary

State of Utah              }
                           }        ss
County of Salt Lake        }

         On 8-5, 1997, personally appeared before me, a Notary Public, DAVID LEHMBURG and VICKI WILLIAMS, who acknowledged that they executed the above instrument.


                                          ------------------------
                                          Notary Public

         Seal/Stamp










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